Exhibit 10.3

**English Translation From Spanish Original**

GALINDO CUBIDES, LAWYERS

Building World Trade Center tower A

Street 100 No. 8A 37 of 207

Telephone number 218 39 64 - 218 39 84

email hernando@galindocubides.com

Bogota Colombia

Leasing contract

office 1903 connected towers two - bogota d.c.

Place and date of contract: Bogota D.C. October 25 of 2018

Among the undersigned HERNANDO GALINDO CUBIDES, of legal age, neighbor of Bogotá, identified with the citizenship card 2,940,687, who acts in his capacity as Manager and Legal Representative of BR1CKEL S.A.S., with Nit. 900,343,868-2. Company constituted by private document of February 23, 2010, registered on March 3, 2010, under number 01366113 of Book IX, all of which is included in the certificate of existence and legal representation of the Chamber of Commerce and who from now on The LESSOR will call on the one hand and on the other, GLORIA VERÓNICA SERNA DIEZ, of legal age, identified with the citizenship card 52,440,264, who acts as the legal representative of the Company called ONE WORLD PHARMA SAS, with Nit. 901.098.493-7, Company incorporated in Bogotá, by private document number 01 of July 14, 2017, registered on July 17, 2017, under number 02243306; CARLOS ANDRÉS DE FEX GÓMEZ, with citizenship card 79,717,343 and RÁUL PINEDA VELOSA, with citizenship card 80,503,290, both of legal age, who act as substitute legal representatives of said company and which will henceforth be called THE TENANTS, this lease agreement has been concluded under the following Clauses:

FIRST: PURPOSE OF THE CONTRACT: By means of this contract, THE LESSOR grants THE LESSEE the enjoyment of the properties identified below, Office 1903 and 4 garages, as well as the movable property that is found in the aforementioned Office and that are related to separate document, inventory that is an integral part of this contract.

SECOND: ADDRESS OF THE PROPERTY: They are located in Carrera 9a No. 113-52 of Bogotá, Office 1903, Building Torres Unidas 2 Business Center and 4 garages, marked with numbers 20 and 21 of basement 1 and 31 and 32 of Basement 2 of said Building.

GALINDO CUBIDES, LAWYERS

Building World Trade Center tower A

Street 100 No. 8A 37 of 207

Telephone number 218 39 64 - 218 39 84

email hernando@galindocubides.com

Bogota Colombia

THIRD: GENERAL BOOKS: The real estate object of the present contract are: Office nineteen zero three (1903) identified with real estate registration number 50N-20548337 of the Registry Office of Public Instruments of Bogota, North Zone, has its access through the avenue career (AK) ninth (9) number one hundred and thirteen fifty-two (113-52) of Bogotá, is located on the nineteenth floor (19) of the TORRES UNIDAS Building II-CENTRO EMPRESARIAL, which is part of the Centrp Empresarial Santa Bárbara complex, has a total built area of one hundred and eighty four square meters with fourteen centimeters squares (184.14m2) and their interior boundaries are: Starting from point one (1) to two (2) in broken line and successive distances of one meter sixty-five centimeters (1.65m), two meters twenty-three centimeters (2.23m), five meters seventy-five centimeters (5.75m), two meters sixty centimeters (2.60m), one meter (1.00m), one meter fifty-three centimeters (1.53m) with circulation and common bathrooms. From point two (2) to three (3) in broken line and in successive distances of three meters ten centimeters (3.10m), fifty-seven centimeters five millimeters (0.575m), one meter seventy centimeters (1.70m), fifty seven centimeters five millimeters (0.575m), five meters thirty-five centimeters (5.35m), sixty-two centimeters five millimeters (0.625m) ninety-four centimeters (0.94m), with office nineteen zero two (1902) thereof building. From point three (3) to four (4) in broken line and in successive distances of four meters ninety-seven centimeters (4.97m), twenty-six centimeters (0.26m), eighty centimeters (0.80m), thirty centimeters (0.30m) , ninety-three centimeters (0.93m), ninety centimeters (0.90m) one meter ten centimeters (1.1 Om) thirty-four centimeters (0.34m) three meters twenty-three centimeters (3.23m), with vacuum over the common terrace for exclusive use of the office five hundred and five (505) of the same building. From point four (4) to five (5) in a straight line of sixteen meters eighty-six centimeters (16.86m), with a gap on the common terraces for the exclusive use of the five hundred and five (505) and five hundred and six (506) offices. same building. From point five (5) to one (1) closing the polygonal in broken line and in successive distances of two meters eighty-five centimeters (2.85m), forty-five centimeters (0.45m) one meters forty centimeters (1.40m) forty and five centimeters (0.45m) three meters fifty centimeters (3.50m), fifteen centimeters (0.15m), two meters thirty-seven centimeters (2.37m), part with emptiness on the common terrace for the exclusive use of office sixteen zero five (1605) of the same building, part with the common terrace for the exclusive use of office nineteen zero four (1904) and part with common elevators of the same building. PARAGRAPH: Within the office in question there is a common column consecutively allocated from number six (6) to nine (9). Vertical boundaries NADIR: With the common concrete plate that separates it from the eighteenth floor of the same building, CENIT: With the common concrete plate that separates it from the twentieth floor of the same building. DEPENDENCIES: This is the 1903 Office with an approximate area (184.14 m2), with all its improvements and existing furniture that declares to know fully THE LESSEE, as well as the parking lots numbers P20 and P21, located in Basement 1 and P31 and P32, located in Basement 2 of the Building and whose boundaries of these parking spaces are both in the co-ownership regulation and in the title of acquisition and such parking spaces correspond to the real estate license plates 50N20548122, 50N-20548123, 50N-20548065, of the Office of Public Instruments from Bogota. The contracting parties agree not to allocate each of the parking spaces, observing that one of them is behind the other. In summary, there are four (4) parking spaces.

GALINDO CUBIDES, LAWYERS

Building World Trade Center tower A

Street 100 No. 8A 37 of 207

Telephone number 218 39 64 - 218 39 84

email hernando@galindocubides.com

Bogota Colombia

FOURTH: DESTINATION: THE LESSEE undertakes to allocate these properties exclusively for the use of OFFICE, which correspond to the administrative part of the corporate purpose of ONE WORLD PHARMA SAS, which deals with the transformation of cannabis for medical and scientific purposes, and according to what is allowed in the co-ownership regulations of the Building.

FIFTH: DURATION OF THE CONTRACT: The duration term of this contract is one (1) year, counted from the twenty-fifth (25) of October of the two thousand and eighteen (2018). Notwithstanding the foregoing, the term of the lease may be automatically extended for consecutive periods of one (1) year, if neither party, within three (3) months prior to the expiration of the initial period or any of its extensions, reports in writing to the other party its decision to terminate this contract.

SIXTH: EARLY TERMINATION: LESSEE may terminate the contract unilaterally, within the initial term or during its extensions, prior written notice addressed to THE LESSEE through the authorized postal service, with an advance notice of not less than six (6) months and the payment of compensation equivalent to the current price of four (4) months of lease.

SEVENTH: VALUE OF LEASING: The monthly fee for the office, the parking lot and all the existing furniture according to the inventory, is the sum of fifteen million pesos ($ 15,000,000) plus VAT, including the administration fee, fee that THE LESSEE agrees to pay semiannually and in advance, as follows: A). The first semester, comprised between the first (1st) of November 2018 and the thirty (30) of April 2019, which represents ninety million pesos ($ 90,000,000), plus seventeen million one hundred thousand pesos ($ 17,100,000), of VAT, that is, the sum total of ONE HUNDRED SEVEN MILLION ONE HUNDRED THOUSAND PESOS ($ 107,100,000), is paid at the signing of this contract; B). The second semester included between the first (1st) of May and the thirty (30) of November of 2019, will be paid monthly during the (5) days of each month; C). From the date of delivery of the properties subject of this contract, the rental fee, plus VAT, will be paid proportionally for the days that elapsed until the first (1st) November, 2018 begins.

GALINDO CUBIDES, LAWYERS

Building World Trade Center tower A

Street 100 No. 8A 37 of 207

Telephone number 218 39 64 - 218 39 84

email hernando@galindocubides.com

Bogota Colombia

FIRST PARAGRAPH: All payments for the lease, plus VAT, will be made by consignment in the current account No. 014386635 of Banco ITAÚ, in the name of BRICKEL S.A.S. From the first extension of the contract and while it remains in force, the lease fee will be paid for the first semester in advance, and the second semester to the date of its commencement will be paid within the first five (5) days of initiation each month.

EIGHTH: PRICE INCREASES: Once the first year of validity of this contract expires and so on every twelve (12) months of its execution in its tacit or express extensions, the monthly price of the lease will be adjusted automatically and without any requirement some by the LESSOR, in a percentage equal to 100% plus two (2) points, of the increase that the Consumer Price Index (CPI) had in the immediately previous year, to the one to which the respective readjustment must be made of the canon.

NINTH: ADMINISTRATION FEES: The administration fee that indicates the co-ownership for the real estate object of this contract, is paid directly by THE LESSOR. Likewise, the percentage of increase in the Administration fee will be subject to what the assembly of co-owners establishes. Extraordinary fees will be covered in their entirety also by THE LESSOR.

TENTH: PUBLIC SERVICES: THE LESSEE agrees to comply with the payment of all public services of aqueduct and sewage, energy, internet, etc., I * caused during the term of this contract, THE LESSOR is not responsible for the quality of providing these services, which is in charge of the respective public companies that provide them. THE. LESSOR shall have no responsibility for these payments. This document, together with the receipts canceled by THE LESSOR, constitutes an executive title to collect from the LESSOURSERS the services that it ceased to pay provided that such amounts correspond to the period in which the property was held by the LESSEE.

PARAGRAPH ONE: LESSEE must present at the offices of THE LESSOR when it so requires, the utility bills duly canceled and according to the periods in which the corresponding companies invoice.

GALINDO CUBIDES, LAWYERS

Building World Trade Center tower A

Street 100 No. 8A 37 of 207

Telephone number 218 39 64 - 218 39 84

email hernando@galindocubides.com

Bogota Colombia

SECOND PARAGRAPH: Without exception, THE LESSORS are obliged to present at the offices of THE LESSOR eight (8) business days before the date scheduled for the delivery of the property at the end of the contract, the receipts of this tenth Clause , duly canceled and will answer, of course, for the value of the services that remain pending.

THIRD PARAGRAPH: LESSEERS may not, without the prior written authorization of the LESSOR, manage and / or install, on their own behalf or that of third parties, in the property subject of this contract, new telephone lines in addition to the current ones, or change the number of them., nor charge advertising account of telephone directories, newspapers, or Internet companies, nor credits with CODENSA among others, nor carry out any other change in the facilities of other public domiciliary services of the property.

Termination of the contract or to make the necessary arrangements for the damage caused to the goods object of this contract, except normal deterioration.

TENTH TWO: INSPECTION: THE LESSEE may not unreasonably refuse the visits that THE LESSOR or its representatives wish to perform to verify the state of conservation of the property or other circumstances that are of interest. THE LESSOR will inform in writing and at least three (3) days in advance to THE LESSEE, and these visits can only be made during the working days and daytime hours.

PARAGRAPH: Fifteen (15) days before the delivery and receipt of the real estate, a record will be drawn up on the status of the same and THE LESSEE agrees to carry out the repairs corresponding to damages that do not correspond to the legitimate use.

TENTH THIRTEENTH: CLAUSE OF NON-COMPLIANCE: The breach or violation of any of the obligations of THE LESSEE, which are not addressed or corrected within a period of ten (10) business days counted from the reception of the notification by THE LESSOR, will give right to the LESSOR to terminate this contract and demand the immediate delivery of the property without the need for eviction or the requirements set forth in the law and THE LESSORS waive to oppose the cessation of the lease through any kind of bond and also waives the requirements relating to the constitution in arrears.

GALINDO CUBIDES, LAWYERS

Building World Trade Center tower A

Street 100 No. 8A 37 of 207

Telephone number 218 39 64 - 218 39 84

email hernando@galindocubides.com

Bogota Colombia

GALINDO CUBIDES, LAWYERS

Building World Trade Center tower A

Street 100 No. 8A 37 of 207

Telephone number 218 39 64 - 218 39 84

email hernando@galindocubides.com

Bogota Colombia

TENTH FOURTH: CAUSES OF TERMINATION: In favor of the LESSOR will be the following: a) The assignment or sub-letting, b) The change of destination of the property, c) The non-payment of the price within the terms provided for in this contract, d) The destination of the property for illicit purposes or contrary to good customs, or that represent a danger to the property or the healthiness of its inhabitants or neighbors. LESSEERS agree not to use the property covered by this contract for the storage of weapons or explosives and money of terrorist groups, or for it to produce, store, sell or use drugs, narcotics or hallucinogenic substances, such as marijuana, hashish , cocaine, morphine, heroin and related illicitly

- THE LESSEE agrees not to keep, or allow to be stored in the leased property flammable or explosive substances that endanger the security of the property, e) The realization of improvements, changes or extensions of the property, without express authorization of the LESSOR, f) The non-cancellation of public services by the LESSEE provided it causes the disconnection or loss of service, g) The rest provided by law .----- CAUSES IN FAVOR OF THE LESSEE: - a) The not allow on the part of the LESSOR the legitimate enjoyment of the goods given in lease, b) The LESSOR breach of the obligations agreed in this contract c) The rest provided by law.

TENTH FIFTEEN: AUTHORIZATION: THE LESSORS expressly authorize THE LESSOR and its eventual transferee or addressee to incorporate, report, process and consult data banks, the information that relates to this contract or that derives from it.

TENTH SIXTH: ASSIGNMENT OR CHANGE OF TENURE: The contracting parties expressly stipulate that this contract will not form an integral part of any commercial establishment and that, therefore, the alienation that may be established in the property not only does not transfer any rental right to the property. purchaser, but it is grounds for terminating the contract, since THE LESSEE expressly agrees not to transfer, not sublet the property, or transfer their tenure.

TENTH SEVENTH: IMPROVEMENTS: The LESSEE can not execute improvements of any kind, except for locative repairs, without written permission of the LESSOR. If they are executed, they will access the owner of the property without compensation for the person who made them.

PARAGRAPH: Notwithstanding the provisions of this Clause, THE LESSEE is obliged to make the locative repairs, that is, to keep the property in the state in which it was received, being especially obliged to comply with the stipulations of the pertinent regulations.

GALINDO CUBIDES, LAWYERS

Building World Trade Center tower A

Street 100 No. 8A 37 of 207

Telephone number 218 39 64 - 218 39 84

email hernando@galindocubides.com

Bogota Colombia

GALINDO CUBIDES, LAWYERS

Building World Trade Center tower A

Street 100 No. 8A 37 of 207

Telephone number 218 39 64 - 218 39 84

email hernando@galindocubides.com

Bogota Colombia

TENTH EIGHTEENTH: RECEIPT AND STATUS: THE LESSEE declares to have received the real estate object of this contract, as well as the movable property in the state in which it is found and is obliged to conserve it and return it in the same state, except for the natural deterioration, committing to the payment of the leaseable repairs provided by the law in their charge and the damages attributable to the misuse that is given to them and which in the same state will be returned to the LESSOR upon the termination of the lease, or when it has to cease for any of the causes planned.

TENTH NINTH: EXEMPTION FROM LIABILITY: THE LESSOR assumes no responsibility for the damages that THE LESSEE may suffer for reasons attributable to third parties or for robberies, thefts, or for disasters caused by fire, flood, earthquake, terrorism, vehicle damage by leaks of plates, among others.

It is the responsibility of the LESSEE the permits and / or licenses that must be processed before the respective governmental or private entities and the LESSOR has no responsibility for the denial or requirements demanded by said entities; for the any responsibility for the denial or requirements demanded by said entities; therefore THE LESSEE cannot impute to the LESSOR damages for this cause.

TWENTIETH: COMMERCIAL PREMIUM: The parties agree that for no reason, the LESSOR, will recognize any value to THE LESSEE for commercial premiums or similar concepts at the time of expiration of the contract and / or the delivery of the real estate, object of This lease and LOS ARRENPATARIOS expressly renounce to request them from the LESSOR or before the law.

TWENTY-FIRST: ABANDONMENT OF REAL ESTATE: Upon signing this contract, LESSEE expressly empowers the LESSOR to enter the real estate and recover their possession, with the sole requirement of the presence of two witnesses, in order to avoid the deterioration or dismantling of the property. same, provided that for any reason they remain abandoned or disabled for a period of one month and that the risk exposure is such that it threatens the physical integrity of the property or the safety of the neighborhood.

GALINDO CUBIDES, LAWYERS

Building World Trade Center tower A

Street 100 No. 8A 37 of 207

Telephone number 218 39 64 - 218 39 84

email hernando@galindocubides.com

Bogota Colombia

TWENTY SECOND: ASSIGNMENT OF THE CONTRACT: THE LESSORS accept from now on any assignment that THE LESSOR makes with respect to this contract and that the notification is sent with the shipment by certified mail to the address consigned in this same contract. THE LESSOR states that it has no intention of selling or assigning the office that is the subject of this contract, but that if it did, it will do everything in its power to ensure that the new owner respects the terms and conditions of this agreement.

TWENTY THIRD: CRIMINAL CLAUSE: The breach of any of the obligations in charge of THE LESSEE derived from this contract, and other than the early termination, will constitute the debtor of the LESSOR for a sum equivalent to four (4) months of the lease fee , in force at the time of the breach by way of penalty, without prejudice to the payment of the fee while the property is occupied and the damages that may be caused as a result of the breach.

TWENTY FOURTH: WARRANTY: THE LESSEE, namely, ONE WORLD PHARMA SAS, GLORIA VERONICA SERNA DIEZ, CARLOS ANDRES DE FEX GOMEZ and RÁUL PINEDA VELOSA, to guarantee the payment of the lease and other items related to the lease agreement, of the Office 1903, the garages and personal property, located in the Torres Unidas II Building in Bogotá, sign in favor of BRICKEL SAS, in solidarity, a blank promissory note, with the respective letter of instructions.

TWENTY FIFTH: ARBITRAMENT: When a dispute arises on the occasion of the celebration, interpretation, execution and / or termination of this contract, the parties will try to reach an agreement within fifteen calendar days following the notification of one party to the other of the reason for the dispute, a term that may be extended in writing by mutual agreement. If an agreement is not possible within that term, the parties must resort to the resolution of the dispute to an Arbitration Tribunal, whose designation of the Arbitrators will be made by the Chamber of Commerce of Bogota by drawing lots of the lists carried by said Chamber and The Court will be subject to the legal provisions in force in accordance with the following rules: - a) - The Court will consist of one or three arbitrators, depending on the amount of the claim, since if it is less than two hundred million pesos ($ 200,000,000 ), there will be only one arbitrator; and if the claim exceeds two hundred million pesos ($ 200,000,000), the arbitrators will be three.-b) -The Internal Organization of the Tribunal will be subject to the rules provided for this purpose by the Arbitration Center of the Chamber of Commerce of Bogotá -C) - The Tribunal will function in the Arbitration Center of Bogotá and its ruling will be in Law.

GALINDO CUBIDES, LAWYERS

Building World Trade Center tower A

Street 100 No. 8A 37 of 207

Telephone number 218 39 64 - 218 39 84

email hernando@galindocubides.com

Bogota Colombia

TWENTY-SIXTH: MODIFICATIONS: This contract can not be modified except by express written agreement of the parties, that is, that can not be altered verbally, nor by custom or tacit acceptance of the LESSOR.

THE LESSOR	THE TENANTS

GALINDO CUBIDES, LAWYERS

Building World Trade Center tower A

Street 100 No. 8A 37 of 207

Telephone number 218 39 64 - 218 39 84

email hernando@galindocubides.com

Bogota Colombia

GALINDO CUBIDES, LAWYERS

Building World Trade Center tower A

Street 100 No. 8A 37 of 207

Telephone number 218 39 64 - 218 39 84

email hernando@galindocubides.com

Bogota Colombia

INVENTORY OF EXISTING FURNITURE IN THE 1903 OFFICE OF THE TORRES UNIDAS II BUILDING

●	Security entrance door.

●	Air conditioning system in 2.5TR equipment, ducts, grilles and thermostats.

●	Tenoflex lighting in all places, in reception, work stations, meeting room, main offices, archive, kitchen and bathroom, with enough bulbs, transformers, ballasts, halogen and dulux bulbs and indirect fluorescent profile.

●	Video intercom system, plus 03K color monitor; electromagnet and main door access controls.

●	floors in cream marble siena a med. / V

●	Rolling shutters, single-channel control. (18 units)

●	Amplifier sound for 5 zones NILES ZR6 with control.

●	ipod wall control with monochromatic screen.

●	Base for intelligent ipod niles smartdock

●	Speakers 6 “two way DAS CL6.

●	DENON meeting room amplifier.

●	Offices and common areas with their respective divisions in samblast tempered glass.

●	The main offices, such as the meeting room, have their respective divisions and doors, as well as the closets or wooden libraries.

●	The reception consists of a formica wood surface, support elements, two drawers, drawers and filing cabinets, glass panels, a metal dump.

●	Sofa in leather and armchair. Center base in wood.

●	Kitchenette in white madecor and doors in formica color and inn.

●	Pink triplex bathroom cabinet acemar; bathroom applique set, toilet, sink in glass black crystal platinum type.

●	Furniture secretary of management

●	OFFICE MANAGEMENT 1-LINE LUGANO:

-	Wooden furniture composed of 1 desk in wood panel with black laminated glass surface, 1 double wooden chest of drawers,

1 credenza, 4 services with black laminated glass surface, 1 paper basket.

●	OFFICE MANAGEMENT 2-LUGANO LINE:

-	Furniture in wood. Composed by 1 desk in wood panel with black laminated glass surface, 1 double wooden chest of drawers, 1 paper basket

●	INTELLIGENT TOGETHER TABLE - LUGANO LINE:

-	Board table in wood, for 10 posts, 3.00 meters x 1.20, wired.

●	OPERATIONAL WORK POSITION:

-	Each one is made up of surfaces in formica wood, support elements. 1 single drawer unit (2 drawers + 1 file) 1 fixed cpu holder, 1 metal dump, some posts with 1 wall cabinet, skirt and glass screens. Furniture on the wall

●	MAIN CHAIRS FOR MANAGEMENT AND MEETING ROOM:

-	Single cinque: high, syncro mechanism with adjustable arms, base chrome, upholstered in cloth, rodachinas for hard floor, 10 units.

●	INTERLOCUTORY CHAIRS FOR MANAGEMENT:

-	Cinque chair: interlocutor, with arms, chromed sled base, upholstered in fabric, 4 units.

●	OPERATING CHAIRS AND RECEPTION:

-	with adjustable arms, upholstered in fabric, rodachinas for hard floor, 9 units

●	MANAGEMENT CHAIRS:

-	Management chairs with rodachinas, 2 units

These goods have been delivered to satisfaction since the beginning of the lease, signed on October 24, 2018

THE LESSOR:

THE LESSEE

INSTRUCTION LETTER TO COMPLETE PAYMENT No. 001 IN YOUR BLANK SPACES

Bogotá D.C., October 25, 2018

The undersigned, GLORIA VERÓNICA SERNA DIEZ, of legal age, identified with the citizenship card number 52,440,264, who acts in his own name and also, on behalf of and representing the Society called ONE WORLD PHARMA S.A.S, with Nit. 901.098.493-7, Company incorporated in Bogotá, by private document number 01 of July 14, 2017, registered on July 17, 2017, under the number 02243306 and CARLOS ANDRÉS DE FEX GÓMEZ, of legal age, with a certificate of citizenship 79,717,343, and RAÚL PINEDA VELOSA, of legal age with identity card 80.503.290 expressly declare:

FIRST: That we are LANDLORDs and joint debtors and in such conditions, we authorize our LESSOR, BRICKEL S.A.S., with Nit. 900.343.868-2, or to whom your rights represent, to fill in the blanks, in the promissory note with the number 001, which on the date we have subscribed in favor of the aforementioned Company BRICKEL S.A.S., and in accordance with the following instructions:

1. The value of the capital will be the total value of the rent or public service fees that the LESSEE will not pay in the lease signed by the parties identified in the promissory note No. 001.

2. The value of default interest equals the maximum rate established by the monetary authorities.

3. The expiration date will be the day of the breach of the obligations by the LESSEE.

4. The promissory note thus filled, shall be immediately enforceable and shall render executive merit without any other formality, or extrajudicial or judicial request.

5. We declare that a copy of said document is in our possession, authorizing THE CREDITOR to consult or report to the financial risk centers, the information related to the obligations of these documents.

For proof, we sign this letter of instructions, in the city of Bogotá, on the twenty-fifth (25) day of the month of October 2018.

THE DEBTORS: ONE WORLD PHARMA S.A.S

PAY IN WHITE No. 001 WITH INSTRUCTION LETTER

EXPIRATION DATE:___________________________________

The undersigned, GLORIA VERÓNICA SERNA DIEZ, of legal age, identified with the citizenship card number 52,440,264, who acts in his own name and also, on behalf of and representing the Society called ONE WORLD PHARMA S.A.S, with Nit. 901.098493-7, Company incorporated in Bogotá, by private document number 01 of July 14, 2017, registered on July 17, 2017, under number 02243306 and CARLOS ANDRÉS DE FEX GÓMEZ, also of legal age, with citizenship card 79,717 .343 and RAUL PINEDA VELOSA, of legal age, with citizenship card 80.503.290, acting on their own behalf, who henceforth will be called THE DEBTORS, we expressly state: FIRST. That we are obliged to pay unconditionally, jointly and indivisibly to the order of the Society BRICKEL S.A.S., with Nit. 900.343.868-2, hereinafter, THE CREDITOR, or whoever represents your rights, in the City of Bogotá, in its offices located in career 7 No. 113-43, Office 304, the sum of_______________________________________________ ($______________), for concept of capital and the sum of ___________________________________ ($____________________) m / cte, by concept of interests. We will recognize and pay interest on delinquent securities at the maximum legal rate allowed. SECOND. THE CREDITOR may declare the past due obligations to our position without need of notice or any requirement, in any of the following events: a) Failure to pay any of the obligations under our charge; b) If we are investigated or bound by any authority, by reason of contraventions or unlawful, of any nature or if we are sued judicially, or seize the goods for any kind of action; c) In case of dissolution, liquidation or insolvency; d). If we commit inaccuracy in balance sheets, reports, statements or documents that we present to THE CREDITOR or are returned one or several checks for total or partial absence of funds, if applicable; e) The bad or difficult economic situation so qualified by the creditor, f) Any cause established in the law, its regulations or provisions of competent authority. THIRD. That in case of judicial or extrajudicial collection, expenses and collections that are caused by said collection will be our responsibility. QUARTER. The attorney’s fees, in the case of direct settlement or payment in the preliminary stage, are set at 10% of the value of the obligation and if it becomes necessary to bring a legal action, the fees will be 20% of the total amount of the claim. This blank promissory note we have completed as debtors, giving the instructions for filling in the spaces, in an attached document, in accordance with the provisions of Article 622 of the Commercial Code and in record we sign this note in the city of Bogotá , on the twenty-fifth (25) day of the month of October 2018.